Exhibit 99.6




          RICHARD LINK APPOINTED EXECUTIVE VICE PRESIDENT

                    AND CHIEF FINANCIAL OFFICER

____________________________________________________________

LOS ANGELES, December 12, 1997 --- MAXICARE HEALTH PLANS, INC.(NASDAQ-NMS: MAXI) Peter Ratican, Chairman of the Board and Chief Executive Officer announced today the appointment of Richard Link as Executive Vice President and Chief Financial Officer of the Company. Mr. Link replaces Eugene Froelich. Mr. Link, a certified public accountant, has served as the Company's Senior Vice
President and Chief Accounting Officer for over nine years. Previously, he was senior audit manager at Price Waterhouse.

     Mr. Ratican noted "Gene Froelich has been a very capable executive who has rendered invaluable services to the Company during his eight plus year tenure and we wish him well in his future endeavors. While we will miss Mr. Froelich's energy and insight; the Company is fortunate to have such a capable and qualified executive available in Mr. Link to replace Mr. Froelich. Having worked closely with Mr. Link over the years, I am confident that he will do a superb job in his new position."

     Maxicare is a managed health care company that operates in seven states, serving members in California, Indiana, Illinois, Louisiana, North Carolina, South Carolina and Wisconsin.













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